Exhibit 4.2

FINAL

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

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6.5	Notices	27
6.6	Amendments and Waivers	27
6.7	Severability	28
6.8	Aggregation of Stock	28
6.9	Additional Investors	28
6.10	Entire Agreement	28
6.11	Dispute Resolution	29
6.12	Delays or Omissions	29

Schedule A	-	Schedule of Investors
Schedule B	-	Founders

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 25th day of September, 2020, by and among Galecto, Inc., a Delaware corporation (the “Company”), and each of the stockholders listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series C-4 Preferred Stock and Series C-5 Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Investors’ Rights Agreement dated as of December 31, 2019, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors are holders of at least seventy-five percent (75%) of the Registrable Securities (as defined in the Prior Agreement), including the Requisite Holders, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least seventy-five percent (75%) of the Registrable Securities, including the Requisite Holders, and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2    “Board” means the board of directors of the Company.

1.3    “Canica” means Canica Holding AG.

1.4    “CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in such capacity.

1.5    “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.6    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the research and development for commercial sale, of galectin modulators for the treatment of severe diseases, including fibrosis and cancer, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor. For the avoidance of doubt, none of Novo, HBM, Ysios, Sunstone, Sphera, Eir or Soleus shall be deemed a Competitor for purposes of this Agreement.

1.7    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.9    “DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations thereunder, including as codified at 31 C.F.R. Part 800 and Part 801.

1.10    “Eir” means Eir Ventures Partners AB.

1.11    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.12    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.13    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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1.15    “Founder” means the founders of the Company, in each case as listed on Schedule B to this Agreement.

1.16    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.17    “Hadean” means collectively Hadean Capital I AS and Hventures Capital I AB.

1.18    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.19    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.20    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.21    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.22    “Major Investor” means any Series B Major Investor, any Series C Major Investor and any Series D Major Investor.

1.23    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.24    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.25    “Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Restated Certificate.

1.26    “Preferred Stock” means, collectively, shares of the Company’s Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series B-4 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series C-4 Preferred Stock, Series C-5 Preferred Stock and Series D Preferred Stock.

1.27    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion

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or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.28    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.29    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.30    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.31    “SEC” means the Securities and Exchange Commission.

1.32    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.33    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.34    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.35    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.36    “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.000001 per share.

1.37    “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.000001 per share.

1.38    “Series B-3 Preferred Stock” means shares of the Company’s Series B-3 Preferred Stock, par value $0.000001 per share.

1.39    “Series B-4 Preferred Stock” means shares of the Company’s Series B-4 Preferred Stock, par value $0.000001 per share.

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1.40    “Series B Major Investor” means each of Novo Holdings A/S (“Novo”), Merck Ventures BV (“Merck”) and Sunstone Life Science Ventures Fund III K/S (“Sunstone”), in each case, so long as such Investor holds shares of Registrable Securities.

1.41    “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Preferred Stock, par value $0.000001 per share.

1.42    “Series C-2 Preferred Stock” means shares of the Company’s Series C-2 Preferred Stock, par value $0.000001 per share.

1.43    “Series C-3 Preferred Stock” means shares of the Company’s Series C-3 Preferred Stock, par value $0.000001 per share.

1.44    “Series C-4 Preferred Stock” means shares of the Company’s Series C-4 Preferred Stock, par value $0.000001 per share.

1.45    “Series C-5 Preferred Stock” means shares of the Company’s Series C-5 Preferred Stock, par value $0.000001 per share.

1.46    “Series C Major Investor” means each of HBM Healthcare Investments (Cayman) Ltd. (“HBM”), Ysios BioFund II Innvierte FCR (“Ysios”), OrbiMed Private Investments VII, LP. (“OrbiMed”) and OrbiMed Israel Partners II, LP (“OrbiMed Israel”), in each case, so long as such Investor holds shares of Registrable Securities.

1.47    “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.000001 per share.

1.48    “Series D Major Investor” means each of Soleus, Eir, Cormorant Global Healthcare Master Fund, LP, Cormorant Private Healthcare Fund II, LP, Cormorant Private Healthcare Fund III, LP, CRMA SPV, L.P., Hadean, Canica and Sphera, in each case, so long as such Investor holds, individually or together with such Investor’s Affiliates, at least 50% of the shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock held as of the date hereof

1.49    “Soleus” means Soleus Private Equity Fund I, L.P.

1.50     “Sphera” means, collectively, Sphera Global Healthcare Master Fund (a Cayman Islands Corporation) and Sphera Biotech Master Fund, Lp (a Cayman Islands Partnership).

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Requisite Holders (as defined in the Restated Certificate) that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million) having an anticipated aggregate offering

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price, net of Selling Expenses, of at least $5 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause

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such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the

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underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

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(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

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2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed an amount to be determined by the Company and the selling Holders, negotiating in good faith at the time of such registration, filing or qualification pursuant to Section 2, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or

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defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection

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2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, save in respect of the foregoing provisions which serve to limit the liability of a Holder to, in aggregate, the proceeds from the offering received by a Holder (net of any Selling Expenses paid by a Holder).

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form). The Company shall facilitate resales of securities of the Company by Holders pursuant to a sale that is compliant with Rule 144 by instructing its transfer agent to remove applicable restrictive legends in connection with any such Rule 144-compliant sale.

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders

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have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to (a) the sale of any shares to an underwriter pursuant to an underwriting agreement; (b) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; or (c) the sale of any shares acquired in the offering or on the open market following the effectiveness of the registration statement for the offering, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to ten thousand (10,000) shares of the Common Stock.

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2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no

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action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to (1) an Affiliate of such Holder or (2) for a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder, in case for clauses (1) and (2) for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)    Notwithstanding the provisions of Subsections 2.12(a) and 2.12(c) above, no such registration statement or opinion of counsel or “no action” letter shall be necessary for the transfer of Restricted Securities by a Holder exercising its co-sale rights under the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein (the “Right of First Refusal and Co-Sale Agreement”), if in each such transfer the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Holder hereunder.

(e)    Notwithstanding anything to the contrary contained herein, in no event will the restrictions set forth in Section 2.12 be applicable to any shares purchased in connection with a public offering by the Company or on the open market.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2;

(b)    such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration;

(c)    the third anniversary of the IPO.

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3.    Information and Observer Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, to each of Seed Capital Denmark II K/S, BMS (as defined below), Canica (so long as such Investor continues to hold Registrable Securities) and Hadean (so long as such Investor continues to hold Registrable Securities) and, in the event they are no longer deemed to be Major Investors but continue to hold any shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof), Soleus and Eir (or their respective transferees), provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company:

(a)    as soon as practicable, but in any event by March 15th of each calendar year (i) an audited balance sheet as of the end of such year, (ii) audited statements of income and of cash flows for such year, and (iii) an audited statement of stockholders’ equity as of the end of such year;

(b)    as soon as practicable, but in any event within twenty (20) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (i) unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments; (y) not contain all notes thereto that may be required in accordance with GAAP); (ii) an unaudited statement of income and of cash flows on a monthly rolling basis; and (iii) a follow-up report on the Technical Development Plan;

(c)    as soon as practicable, but in any event twenty (20) days after the end of each month, (i) unaudited statements of income and cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments; (y) not contain all notes thereto that may be required in accordance with GAAP); (ii) a management report summarizing the most important developments as of such month; and (iii) anticipated warning envisaged by management;

(d)    as soon as practicable, but in any event by December 1st of each calendar year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company. The Budget will contain a detailed technical development plan for such year (the “Technical Development Plan”); and

(e)    promptly, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2    Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company), at the Company’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor with reasonable advance notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Observer Rights.

(a)    As long as Bristol-Myers Squibb Company, Tax ID No: 22-0190350 (“BMS”) owns shares of the Series C-2 Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of BMS to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company to the extent such information or portion of such meeting involves competitive sensitive information.

(b)    As long as Merck Ventures BV, Reg. No. 601910929 (“Merck”) owns shares of the Series C-2 Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Merck to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company to the extent such information or portion of such meeting involves competitive sensitive information.

(c)    So long as Soleus owns shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof) and an Affiliate of Soleus is not a member of the Board, the Company shall invite a representative of Soleus to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such

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representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company to the extent such information or portion of such meeting involves competitive sensitive information.

(d)    So long as Eir owns shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof) and an Affiliate of Eir is not a member of the Board, the Company shall invite a representative of Eir to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company to the extent such information or portion of such meeting involves competitive sensitive information.

(e)    So long as Hadean owns shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof) and an Affiliate of Hadean is not a member of the Board, the Company shall invite a representative of Hadean to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company.

(f)    Any Investor that may from time to time designate a member of the Board pursuant to the Voting Agreement, dated of even date herewith, by and among the Company and the other parties thereto (the “Voting Agreement”) may, at such Investor’s sole discretion, elect to keep such seat vacant, and may, in place of such Board designee, invite a representative of such Investor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided that if such Board designee is nominated by such Investor, the observer rights set forth in this Subsection 3.3 shall be suspended for so long as the Board designee shall remain on the Board.

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3.4    Termination of Covenants . The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and each of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as an Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other

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Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding) At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); and (ii) shares of Common Stock issued in the IPO.

(e)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Investor, maintain such Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, whichever event occurs first and, as to each Major Investor, in accordance with Subsection 4.1(c).

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5.    Additional Covenants.

5.1    Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance each in an amount of at least $2,230,000 (which amount, subject to Board approval, shall increase to at least $5,520,000 immediately prior to the Company’s completion of an IPO) and on terms and conditions satisfactory to the Board (including each of the Series D Co-Lead Designeee and Series D Director, each as defined in the Voting Agreement), and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued.

5.2    Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Preferred Directors.

5.3    Employee Stock. Unless otherwise approved by the Board all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    Matters Requiring Preferred Director Approval. So long as the holders of Preferred Stock are entitled to elect the Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board, which approval must include the affirmative vote of (i) at least one Board member designated by the Series B Major Investors, (ii) at least one Board member designated by the Series C Major Investors and (iii) the Series D Co-Lead Designee:

(a)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

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(c)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)    make any investment inconsistent with any investment policy approved by the Board;

(e)    incur any indebtedness on or subsequent to the date hereof that is in excess of $500,000 in the aggregate and that is not already included in a budget approved by the Board, other than trade credit incurred in the ordinary course of business (for the avoidance of doubt, indebtedness incurred prior to the date hereof shall be exluded for purposes of the aggregate indebtedness calculation under this subsection);

(f)    otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board;

(g)    hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers, or amend the rules or procedures for the Board;

(h)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)    sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)    provide security, pledge, offer as collateral or mortgage any assets or rights to an asset greater than $50,000;

(k)    enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $500,000;

(l)    enter into any transaction involving the payment, contribution, issuance or assignment by the Company or to the Company of money, assets, debt, or equity securities of any nature greater than $10,000,000;

(m)    adopt or amend the budget;

(n)    adopt or amend the Company’s Business Plan;

(o)    pay or declare any dividend or distribution on any shares of capital stock of the Company, or apply any assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of capital stock of the Company, except for (a) the repurchase by the Company of capital stock held by an employee, director or consultant of the Company at the original purchase price upon termination of their employment or services with the Company or (b) as contemplated by the Restated Certificate or by the Right of First Refusal and Co-Sale Agreement;

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(p)    initiate or settle any material disputes;

(q)    suspend payments, or settle payments with any creditors, or enter into any voluntary or involuntary reorganization or bankruptcy procedures, except as otherwise required by applicable law;

(r)    appointment of the chairman of the Board;

(s)    approve exemptions from any non-compete and non-solicitation agreements by and between the Company and any other parties party thereto; or

(t)    issue any securities of the Company (except for any securities explicitly permitted under the provisions of this Agreement).

5.5    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet in accordance with an agreed-upon schedule. The Company and the Investors agree that only the Independent Directors (as defined in the Voting Agreement) shall be offered remuneration in their capacity as directors. The Company shall reimburse the directors, and the board observer appointed by Merck, for all reasonable, documented out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board and other assignments conducted subject to instruction from the Board. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any committee of the Board.

5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws (the “Bylaws”), the Restated Certificate, or elsewhere, as the case may be.

5.7    Right to Conduct Activities. The Company hereby agrees and acknowledges that the Major Investors, Bay City Capital Fund V, L.P. and its Affiliates, Sunstone Life Science Ventures Fund III K/S and its Affiliates, Seed Capital Denmark II K/S and its Affiliates, Novo Holdings A/S and its Affiliates, Merck Ventures BV and its Affiliates, Innovationspatent Sverige AB and its Affiliates, Bristol-Myers Squibb Company and its Affiliates, Ysios BioFund II Innvierte FCR and its Affiliates, OrbiMed Private Investments VII, LP and its Affiliates, OrbiMed Israel Partners II, LP and its Affiliates, HBM Healthcare Investments (Cayman) Ltd. and its Affiliates, FCPI BIO SANTÉ 2016-2017 and its Affiliates, Health for life Capital II Prima S.C.A. Raif and its Affiliates, Health for life Capital II FCPI - Alpha Compartment and its Affiliates, Maverick Ventures Investment Fund, L.P. and its Affiliates, Maverick Advisors Fund, L.P. and its Affiliates, Sphera and its Affiliates, Canica and its Affiliates, and, in the event they are no longer deemed to be Major Investors, Soleus, Eir and Hadean and their respective Affiliates (together with their Affiliates, collectively, the “VC Sponsors”) are professional investment organizations

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in the business of venture capital and/or private equity investing, and as such invest in and review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, (A) nothing in this Agreement shall preclude or in any way restrict any VC Sponsor (or their respective Affiliates) from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company and (B) the VC Sponsors (and their respective Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the VC Sponsors in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the VC Sponsors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company and the VC Sponsors acknowledge and agree that certain of the VC Sponsors or their Affiliates may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services. Nothing in this Agreement or any other agreement related to the transactions contemplated by this Agreement, shall in any way preclude or restrict such VC Sponsors or their Affiliates from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

5.8    Investment by the European Investment Fund. The Company acknowledges and agrees (and the Holders confirm their acceptance) that certain of the funds to be invested by the Investors derive from an EIF-INNOVFIN Facility SME venture capital facility with the financial backing of the European Union under Horizon 2020 financial instruments. In connection therewith, the Company acknowledges and agrees that the European Investment Fund (“EIF”), agents of the EIF, the European Court of Auditors, the Commission, the agents or contractors of the Commission, including OLAF and/or any other European Union Institution or body will have the right, in the terms requested by the law, to have unlimited access to the premises of the Company in order to examine and inspect all relevant books and documents of the Company and to the management of the Company (who shall diligently cooperate with the EIF, including by answering all relevant questions and providing all relevant information). Additionally, the Company acknowledges and agrees that EIF has the right to publish information on its website regarding its investment in the Company and may request additional information to prepare a show case about the Company for EIF’s promotional materials.

5.9    ESG compliance. The Company shall use commercially reasonable efforts to comply with applicable environmental, social and governance (“ESG”) laws and regulations and shall foresee any known or expected future changes in the requirements and take all reasonable actions to ensure compliance. The Company shall respond diligently to requests of information ESG matters received from the Investors. In case any ESG incident occurs, the Company shall proactively inform the Major Investors as soon as practicable.

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5.10    Certified Public Accounting Firm. The Company shall retain a regionally or nationally recognized certified public accounting firm or a registered accounting firm as auditor. Such new auditor shall be approved by the Board.

5.11    Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

5.12    Indemnification Matters. The Company hereby acknowledges that one or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or the Company’s Bylaws (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.13    Marketing Efforts. Soleus, Hadean and Ysios shall be permitted to disclose the fact of each of their investments in the Company, along with investment amount and a description of the business of the Company, in any of Soleus’, Hadean’s or Ysios’ respective general marketing efforts, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

5.14    CFIUS. If and only if (i) CFIUS requests or requires that the Company or an Investor file a notice or declaration with CFIUS pursuant to the DPA, with respect to an Investor’s investment in the Company (the “Covered Transaction”), or (ii) the Company or an Investor (each of the Investors described in (i) and (ii) a “Non-U.S. Investor”) determine in good faith that a filing with CFIUS with respect to the Covered Transaction is advisable or required by applicable law, then in either case, (i) or (ii): (x) the Company and such Non-U.S. Investor shall, and shall cause any affiliates to, cooperate and promptly make a CFIUS filing in the requested, required or advisable form in accordance with the DPA; and (y) the Company and the Investors shall, and shall cause any affiliates to, use commercially reasonable efforts to obtain, as applicable, the CFIUS Satisfied Condition (as defined below). For the avoidance of doubt, a Non-U.S. Investor shall have no obligation to accept or take any action, condition or restriction with respect to the Covered Transactions in order to achieve the CFIUS Satisfied Condition. The “CFIUS Satisfied Condition” shall be achieved when (a) the Company and the Non-U.S. Investor shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the Covered Transactions do not constitute a “covered transaction” subject to review under the DPA; or (ii) the assessment, review or

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investigation of the Covered Transactions under the DPA has concluded, and there are no unresolved national security concerns with respect to the Covered Transaction; (b) CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Covered Transactions and either (i) the fifteen day period under the DPA subsequent to the President’s receipt of the CFIUS report during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Covered Transaction has expired without any such action being taken or (ii) the President of the United States has announced a decision not to take any action to suspend, prohibit or place any limitations on the Covered Transactions; or (c) CFIUS has provided written notice that it is not able to complete action under the DPA with respect to the Covered Transaction on the basis of a CFIUS declaration, but CFIUS has not requested that the Company and the Non-U.S. Purchaser submit a CFIUS notice and has not initiated a unilateral CFIUS review, and the Company and each Non-U.S. Purchaser reasonably decide that the notice from CFIUS that it is not able to complete action is sufficient to constitute the CFIUS Satisfied Condition. For the avoidance of doubt, a Non-U.S. Purchaser shall not have any obligation to accept or take any action, condition or restriction with respect to the Covered Transactions in order to achieve the CFIUS Satisfied Condition.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder or where such transfer takes place in the context of a distribution-in-kind to one or more of its investors; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least one percent (1%) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic

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signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, New York Times Bldg, 620 8th Avenue, New York, NY 10018 with an email a copy to Edwin O’Conner (eoconner@goodwinlaw) and if notice is given to Holders, a copy shall also be given to the Holder to be notified at the address as set forth on the signature pages hereof or Schedule A hereto or at such other address or electronic mail address as such Holder may designate by ten (10) days advance written notice to the other parties hereto.

(b)    Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms and no Investor otherwise purchases securities in such transaction); (b) Subsections 3.1 and 3.2 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or

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waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors; and (c) Section 4 and this clause (c) of this Subsection 6.6 may not be amended, modified, terminated or waived without the written consent of each Major Investor. Notwithstanding the foregoing, (i) Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9, (ii) the provisions of Subsection 1.3, Subsection 1.5, Subsection 1.8, Subsection 5.14 and this Subsection 6.6(ii) may not be amended, modified, terminated or waived without the consent of Novo, (iii) the provisions of Subsection 5.7, Subsection 5.12 and this Subsection 6.6(iii) may not be amended, modified, terminated or waived without the consent of each of the VC Sponsors, (iv) the provisions of Subsection 3.1, Subsection 3.3(c), Subsection 5.13 and this Subsection 6.6(iv) may not be amended, modified, terminated or waived without the consent of Soleus, (v) the provisions of Subsection 3.3(d) and this Subsection 6.6(v) may not be amended, modified, terminated or waived without the consent of Eir, (vi) the provisions of Subsection 3.3(e) and this Subsection 6.6(vi) may not be amended, modified, terminated or waived without the consent of Hadean, (vii) the provisions of Subsection 3.3(a) and this Subsection 6.6(vii) may not be amended, modified, terminated or waived without the consent of BMS, and (viii) the provisions of Subsection 3.3(b) and this Subsection 6.6(viii) may not be amended, modified, terminated or waived without the consent of Merck. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) together with the other Transaction Agreements (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and

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any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11    Dispute Resolution. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the United States federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of any of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware; provided that a judgment rendered by such court may be enforced in any court having competent jurisdiction. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.5 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the State of Delaware.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

29

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

GALECTO, INC.

By:	/s/ Hans Schambye

Name:	Hans Schambye
(print)

Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HANS SCHAMBYE

/s/ Hans Schambye

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

AMIT MUNSHI

/s/ Amit Munshi

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CARL GOLDFISCHER

/s/ Carl Goldfischer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NOVO HOLDINGS A/S

By:	/s/ Søren Møller
Name:	Søren Møller
Title:	Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ORBIMED PRIVATE INVESTMENTS VII, LP., BY ORBIMED CAPITAL GP VII, LLC, ITS GENERAL PARTNER, BY: ORBIMED ADVISORS LLC, ITS MANAGING MEMBER

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FOR AND ON BEHALF OF SUNSTONE LSV GENERAL PARTNER III APS ACTING AS GENERAL PARTNER FOR SUNSTONE LIFE SCIENCE VENTURES FUND III K/S

By:	/s/ Merete Lundbye Møller
Name:	Merete Lundbye Møller

By:	/s/ Soren Lemønius
Name:	Soren Lemønius

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND L.P.

By: Bay City Capital Management V, LLC, its General Partner

By: Bay City Capital, LLC, its Manager

By:	/s/ Carl Goldfischer
Name:	Carl Goldfischer
Title:	Manager and Managing Director

BAY CITY CAPITAL FUND V, L.P.

By: Bay City Capital Management V, LLC, its General Partner

By: Bay City Capital, LLC, its Manager

By:	/s/ Carl Goldfischer
Name:	Carl Goldfischer
Title:	Manager and Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

YSIOS CAPITAL PARTNERS S.G.E.I.C. S.A. ON BEHALF OF YSIOS BIOFUND II INNVIERTE FCR

By:	/s/ Karen Wagner
Name:	Karen Wagner
Title:	General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Daniel O’Connell
Name:	Daniel O’Connell
Title:	Executive Director, Corporate Development

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

By:	/s/ Jean-Marc Lesieur
Name:	Jean-Marc Lesieur
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ORBIMED ISRAEL PARTNERS II, LP,
BY: ORBIMED ISRAEL GP II, L.P., ITS GENERAL PARTNER,
BY: ORBIMED ADVISORS ISRAEL II LIMITED, ITS GENERAL PARTNER

By:	/s/ Erez Chimovits
Name:	Erez Chimovits
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FCPI BIO SANTÉ 2016-2017 acting by Seventure Partners

By:	/s/ Isabelle de Cremoux
Name:	Isabelle de Cremoux
President & CEO of Seventure Partners

Health for Life Capital II Prima S.C.A. RAIF acting by Health for Life Management

By:	/s/ Isabelle de Cremoux
Name:	Isabelle de Cremoux
President & CEO of Seventure Partners

Health for Life Capital II FCPI – ALPHA COMPARTMENT acting by Seventure Partners

By:	/s/ Isabelle de Cremoux
Name:	Isabelle de Cremoux
President & CEO of Seventure Partners

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

MAVERICK VENTURES INVESTMENT FUND, L.P.
BY: MAVERICK CAPITAL VENTURES, LLC, ITS GENERAL PARTNER
BY: MAVERICK CAPITAL ADVISORS, L.P., ITS MANAGER

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Representative

MAVERICK ADVISORS FUND, L.P.
BY: MAVERICK CAPITAL VENTURES, LLC, ITS GENERAL PARTNER
BY: MAVERICK CAPITAL ADVISORS, L.P., ITS MANAGER

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Representative

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SOLEUS PRIVATE EQUITY FUND I, L.P.

By:	/s/ Steven Musumeci
Name:	Steven Musumeci
Title:	COO

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

EIR VENTURES I AB

By:	/s/ Stephan Christgau
Name:	Stephan Christgau
Title:	Founding Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Cormorant Global Healthcare Master Fund, LP
By: Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of the GP

Cormorant Private Healthcare Fund II, LP
By: Cormorant Private Healthcare GP II, LLC

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of the GP
Cormorant Private Healthcare Fund III, LP
By: Cormorant Private Healthcare GP III, LLC

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of the GP

CRMA SPV, L.P.
By: Cormorant Asset Management, LLC
Its: Attorney-In-Fact

By:	/s/ Bihua Chen
Bihua Chen, Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ORBIMED GENESIS MASTER FUND, L.P

By: OrbiMed Genesis GP LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Genesis GP LLC, solely in its capacity as Portfolio Manager

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Janus Henderson Biotech Innovation Master Fund Limited

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Janus Henderson Horizon Fund - Biotechnology Fund

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Hadean Capital I AS		Hadean Capital I AS
By: Hadean Ventures AS		By: Hadean Ventures AS

/s/ Ingrid Teigland Akay		/s/ Walter Stockinger
Name: Ingrid Teigland Akay		Name: Walter Stockinger
Title: Managing Partner		Title: Managing Partner

Hventures Capital I AB		Hventures Capital I AB
By: Hventures AB		By: Hventures AB

/s/ Ingrid Teigland Akay		/s/ Walter Stockinger
Name: Ingrid Teigland Akay		Name: Walter Stockinger
Title: Managing Partner		Title: Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SPHERA GLOBAL HEALTHCARE MASTER FUND (A CAYMAN ISLANDS CORPORATION)

By:	/s/ Doron Breen
Name:	Doron Breen
Title:	Director

SPHERA BIOTECH MASTER FUND, LP (A CAYMAN ISLANDS PARTNERSHIP)

By:	/s/ Doron Breen
Name:	Doron Breen
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CANICA HOLDING AG

By:	/s/ Christer Kjos
Name:	Christer Kjos
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ASYMMETRY GLOBAL HEALTHCARE (MASTER) FUND, L.P.

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	COO

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS: ASYMMETRY GLOBAL HEALTHCARE FUND, L.P.

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	COO

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS: INNOVATIONSPATENT SVERIGE AB

By:	/s/ Alex Molvin
Name:	Alex Molvin
Title:	CEO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS: PRELUDE OPPORTUNITY FUND, LP By: Asymmetry Capital Management, LP Its Sub-Advisor

By:	/s/ Chris Zellner
Name:	Chris Zellner
Title:	Sub-Advisor

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS: PORTLAND HOUSE PARTNERS LLC

By:	/s/ Ian Fair
Name:	Ian Fair
Title:	General Counsel

By:	/s/ Tim Collins
Name:	Tim Collins
Title:	President

SCHEDULE A

Investors

Name and Address	Number of Shares of Capital Stock Held
Ulf Nilsson ***
Hakon Leffler ***
Hans Schambye ***
Tariq Sethi ***
Sunstone Life Science Ventures Fund III K/S ***
Seed Capital Denmark II K/S ***
Novo Holdings A/S ***
Merck Ventures BV ***
Innovationspatent Sverige AB ***
Anders Pedersen ***
Magnus Persson ***
Bristol-Myers Squibb Company ***
Ysios BioFund II Innvierte FCR ***
OrbiMed Private Investments VII, LP c/o Corporation Service Company ***
HBM Healthcare Investments (Cayman) Ltd. ***
OrbiMed Israel Partners II, LP c/o Intertrust Corporate Services (Cayman) Limited ***
FCPI BIO SANTÉ 2016-2017 ***
Health for life Capital II Prima S.C.A. Raif ***
Health for life Capital II FCPI - Alpha Compartment ***

Maverick Ventures Investment Fund, L.P. ***
Maverick Advisors Fund, L.P. ***
Gretchen Bain ***
Bay City Capital Fund V, L.P. ***
Bay City Capital Fund V Co-Investment Fund, L.P. ***
Celgene Corporation ***
Janice Darlington ***
Jillian Evans ***
Susan Hazel ***
Kevin Holme ***
John Hutchinson ***
Vanessa Jacoby ***
John H. Hutchinson living trust dated April 16, 2012 and any amendments thereto ***
Christopher King ***
David Lonergan ***
Natalie Williamson Family Trust, dated August 29, 2016 ***
Patricia Prodanovich ***
RFW3 Revocable Trust UDT 7/12/16 ***
Bruce Frederick Scharschmidt & Peggy Sue Crawford Family Trust Dated October 2001 ***
Kristen Shannon ***
The 2012 Holme and Lapierrre-Holme Family Trust, executed Aug. 13, 2012 ***
Daohong Yao ***
Carl Goldfischer ***
Amit Munshi ***
Soleus Private Equity Fund I, L.P. ***
EIR VENTURES I AB ***
Cormorant Global Healthcare Master Fund, LP ***
Cormorant Private Healthcare Fund II, LP ***
Cormorant Private Healthcare Fund III, LP ***
CRMA SPV, L.P. ***
OrbiMed Genesis Master Fund, L.P. ***
The Biotech Growth Trust PLC ***
JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED ***
JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS HENDERSON GLOBAL LIFE SCIENCES FUND ***
JANUS HENDERSON HORIZON FUND - BIOTECHNOLOGY FUND ***
Sphera Global Healthcare Master Fund (a Cayman Islands Corporation) ***
Sphera Biotech Master Fund, LP (a Cayman Islands partnership) ***
Hadean Capital I AS ***
Hventures Capital I AB ***
Canica Holding AG ***
PRELUDE OPPORTUNITY FUND, LP ***
Portland House Partners LLC ***
Asymmetry Global Healthcare Fund, L.P. ***
Asymmetry Global Healthcare (Master) Fund, L.P. ***

SCHEDULE B

Founders

Ulf Nilsson

Hakon Leffler

Tariq Sethi

Hans Schambye